Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of First Bankshares, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates indicated.

Name		Date

/s/ Larry L. Felton		May 17, 2009
Larry L. Felton

/s/ Ruth R. Felton		May 17, 2009
Ruth R. Felton

/s/ James E. Turner, Jr.		May 18, 2009
James E. Turner, Jr.

/s/ Elizabeth N. Turner		May 18, 2009
Elizabeth N. Turner

/s/ Peter C. Jackson		May 18, 2009
Peter C. Jackson

JACKSON INVESTMENTS, LLC

By:	/s/ Peter C. Jackson	May 18, 2009
Name:	Peter C. Jackson
Title:	Managing Member

JACKSON FAMILY INVESTMENTS, LLC

By:	/s/ Peter C. Jackson	May 18, 2009
Name:	Peter C. Jackson
Title:	Managing Member

/s/ Darrell G. Swanigan		May 18, 2009
Darrell G. Swanigan

/s/ Sonja C. Swanigan		May 18, 2009
Sonja C. Swanigan

/s/ Jonie N. Mansfield		May 18, 2009
Jonie N. Mansfield

/s/ Jennifer M. Traugott		May 18, 2009
Jennifer M. Traugott

/s/ Robert M. Moore, Jr.		May 17, 2009
Robert M. Moore, Jr.

/s/ Connie C. Moore		May 17, 2009
Connie C. Moore

/s/ Clinton L. Varner		May 19, 2009
Clinton L. Varner

/s/ June R. Varner		May 19, 2009
June R. Varner

/s/ Jack W. Webb, Jr.		May 17, 2009
Jack W. Webb, Jr.

/s/ Clay K. White		May 18, 2009
Clay K. White

/s/ Susan B. White		May 18, 2009
Susan White

/s/ James R.A. Stanley, Jr.		May 18, 2009
James R. A. Stanley, Jr.

/s/ Sherry L. Stanley		May 18, 2009
Sherry L. Stanley

/s/ Keith B. Hawkins		May 19, 2009
Keith B. Hawkins